Exhibit 10.9

KNOWLES CORPORATION

DATE:

TO:

FROM:

SUBJ: Restricted Stock Award

Here are the details for your restricted stock award.

Number of shares of Knowles Common Stock –

Date of Grant –

Restricted Period –

Your restricted stock award is subject to all the terms and provisions of the Knowles Corporation 2014 Equity and Cash Incentive Plan (“Plan”), which terms and provisions are expressly incorporated into and made a part of the award as if set forth in full herein. A copy of the Plan is included with this award agreement.

In addition, subject to the forfeiture provisions of the Plan, your Restricted Stock Award is subject to the following:

1. The shares of Restricted Stock awarded to you (the “Restricted Shares”) will be recorded on Knowles’s books in your name. Knowles will instruct its stock transfer agent to place a stop transfer order on the Restricted Shares until such time as the restrictions thereon lapse. In the event that you forfeit all or any portion of the Restricted Shares, the shares which are forfeited will automatically be transferred back to Knowles. Your Restricted Shares will be held by Knowles’s Secretary during the Restricted Period, together with a stock power endorsed by you in blank in the form attached hereto as Exhibit A.

2. You shall vest in the Restricted Stock Award, and all Restrictions thereon shall lapse, with respect to              of your Restricted Shares on the [first] anniversary of the date of grant hereunder and with respect to an additional              of the Restricted Shares on each of the [second and third] anniversary of the date of grant, subject to the forfeiture provisions of the Plan. You must be an active employee of Knowles or an affiliate at the end of the Restricted Period in order for your Restricted Shares to vest, with certain exceptions as provided in the Plan.

3. During the Restricted Period you shall not have the right to receive any dividends declared and other distributions paid with respect to your Restricted Shares. On the 30th day after the end of the Restricted Period, provided that the Restricted Shares have vested, you shall be paid all dividends declared and other distributions paid with respect to your Restricted Shares during the Restricted Period. In the event that you shall vest in the Restricted Shares prior to the end of the Restricted Period as provided in the Plan, dividends declared and other distributions paid during the Restricted Period shall be paid to you 30 days after the date of vesting. You may vote the Restricted Shares during the Restricted Period.

4. The Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered and shall not be subject to execution, attachment, garnishment or other similar legal process. Upon any attempt to sell, transfer, assign, pledge, or otherwise encumber or dispose of the Restricted Shares contrary to the provisions hereof or of the Plan, the Restricted Shares shall immediately be forfeited to Knowles.

5. By accepting this award, you consent to the transfer of any information relating to your participation in the Plan to Knowles and its affiliates.

6. Knowles and your employer reserve the right to amend, modify, or terminate the Plan at any time in their discretion without notice.

7. As a condition of receiving your Restricted Stock Award, you agree to be bound by the terms and conditions of the Knowles Corporation Anti-hedging and Anti-pledging Policy as in effect from time to time. The Anti-hedging and Anti-pledging Policy prohibits hedging or pledging any Knowles equity securities held by you or certain designees, whether such Knowles securities are, or have been, acquired under the Plan, another compensation plan sponsored by Knowles, or otherwise. Please review the Anti-hedging and Anti-pledging Policy to make sure that you are in compliance. You may obtain a copy of the current version of the Anti-hedging and Anti-pledging Policy by contacting                      at             .

Please acknowledge receipt of a copy of the Plan and your agreement to the terms and conditions set forth herein and therein by signing and returning one copy of this award agreement together with the attached stock power endorsed by you in blank. This award agreement shall only become effective upon receipt by Knowles of your signed copy of this agreement and the stock power endorsed by you in blank.

I hereby acknowledge and agree that I have reviewed the Plan and this agreement and agree to the terms and conditions set forth herein and therein.

Employee	Vice President

Date

Exhibit A

to Restricted Stock Award Agreement

STOCK POWER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto Knowles Corporation                                               (            ) Shares of the Common Stock of Knowles Corporation registered in my name on the books of Knowles, and do hereby irrevocably constitute and appoint the Corporate Secretary of Knowles as attorney to transfer the said stock on the books of Knowles with full power of substitution in the premises.

Dated:

Signature

Name:

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